Exhibit 99.1

HireQuest, Inc. Declares Quarterly Dividend

GOOSE CREEK, South Carolina – August 13, 2026 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of on-demand staffing and executive search services, today announced that its Board of Directors has declared a quarterly dividend of $0.06 per share. The dividend is payable September 15, 2026, to shareholders of record at the close of business on September 1, 2026.

About HireQuest

HireQuest is a franchisor of staffing solutions with a footprint across the U.S. and international markets. Through its primary divisions - HireQuest Direct, HireQuest Health, Snelling, TradeCorp and DriverQuest - the company delivers temporary, direct-hire, and contract workforce solutions across a wide range of industries, including construction, light industrial, healthcare, finance, manufacturing, hospitality, logistics and more. From on-demand staffing to direct hire recruiting, HireQuest's divisions work together to provide workforce solutions that help businesses grow and create meaningful opportunities for the communities we serve.  For more information, visit www.hirequest.com

Important Cautions Regarding Forward-Looking Statements

This release contains certain forward-looking statements which reflect management’s expectations regarding future events and operating performance and speaks only as of the date hereof. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to our declaration or payment of quarterly dividends. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. There can be no assurance that future dividends will be declared, and the payment of this quarterly dividend is expressly conditioned on the Board not revoking the dividend before the payment date. The declaration of future dividends is subject to approval of the Board of Directors each quarter after its review of the Company's financial performance and cash needs. Declaration or payment of future dividends is also subject to various risks and uncertainties, including: the Company's cash flow and cash needs; compliance with applicable law; restrictions on the payment of dividends under existing or future financing arrangements; changes in tax laws relating to corporate dividends; the deterioration in the Company's financial condition or results; and those risks, uncertainties, and other factors identified from time to time in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve a number of risks and uncertainties. Other factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K. The Company undertakes no obligations to update such forward-looking statements, except as may otherwise be required by law.

Company Contact:

HireQuest, Inc.

David Hartley, Chief Financial Officer

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com